OPPENHEIM & OSTRICK, C.P.A.'s
                               4256 Overland Ave.
                              Culver City, CA 90230
                                 (310) 839-3930
                                  [letterhead]

June 11, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-KA of the event that occurred on April 23, 2002, which was filed by our former client, Xynergy Corporation, formerly known as Raquel, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

We are responding a revised 8-KA filing on June 11, 2002 that the reports we filed contained clean opinions for fiscal years ended 2000 and 1999 and we had no disagreements over financial disclosures, audit or accounting issues or any reportable events discovered for the two years ended December 31, 2000.

Gilbert H. Ostrick, CPA
/s/